INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-87753 of EMCORE Corporation on Form S-3 of our report dated January 10, 2000, appearing in the Annual Report on Form 10-K/A of EMCORE Corporation for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP


Parsippany, New Jersey
April 4, 2000